Exhibit 99.1

FirstEnergy Corp.	For Release: May 1, 2012
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Irene Prezelj
(330) 384-5247	(330) 384-3859

FirstEnergy Announces First Quarter 2012 Earnings

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) today announced first quarter 2012 basic and diluted earnings of $0.82 per share of common stock on a non-GAAP* basis.  This compares to basic and diluted non-GAAP earnings of $0.75 per share of common stock in the first quarter of 2011.

On a GAAP basis, first quarter 2012 basic and diluted earnings were $0.73 per share of common stock on net income of $306 million and revenue of $4.1 billion.  First quarter 2011 basic and diluted earnings were $0.15 per share of common stock on net income of $52 million, with revenue of $3.6 billion.  Last year’s results included charges relating to the closing of the merger with Allegheny Energy, which reduced earnings by $0.43 per basic share.

“While our first quarter results were impacted by unseasonably warm weather, we are pleased with the continued success of our retail strategy, and improving economic conditions – particularly within the Ohio industrial sector,” said FirstEnergy President and Chief Executive Officer Anthony J. Alexander.  “Based on our continued confidence in our business strategy, we are reaffirming our 2012 and 2013 non-GAAP earnings guidance.”

GAAP to Non-GAAP* Reconciliation

	First Quarter
	2012	2011
Basic Earnings Per Share (GAAP)	$0.73	$0.15
Excluding Special Items:
Regulatory Charges	0.01	0.04
Trust Securities Impairment	0.01	0.01
Income Tax Charge–Retiree Drug Change	0.02	--
Merger Transaction/Integration Costs	0.01	0.43
Impact of Non-Core Asset Sales/Impairments	0.01	0.06
Mark-To-Market Adjustments	(0.06)	0.02
Plant Closing Costs	0.05	--
Merger Accounting-Commodity Contracts	0.04	0.04
Basic Earnings Per Share (Non-GAAP*)	$0.82	$0.75

First quarter 2012 non-GAAP results benefited from the earnings contribution from the Allegheny Energy companies, lower operating costs, and reduced interest expense.   Results were negatively affected by extremely mild winter weather, which resulted in lower distribution deliveries and contributed to lower commodity margins.

Distribution deliveries, excluding Allegheny Energy deliveries, decreased 4 percent in the quarter due to unseasonable weather compared to the same period of 2011.  Residential sales decreased 8 percent, and commercial deliveries decreased 2 percent. Usage by industrial customers was relatively flat, although industrial activity continues to improve in Ohio.

Commodity margin for FirstEnergy Solutions decreased compared to the first quarter of 2011, as higher retail sales resulting from expanding our business and customer base, were offset by increases in transmission expenses, net fuel and purchased power costs, net capacity expenses, lower wholesale sales, a reduction in sales of Renewable Energy Credits, and weather.

FirstEnergy’s Consolidated Report to the Financial Community – which provides highlights on company developments and financial results for the first quarter of 2012 – is posted on the company’s Investor Information website – www.firstenergycorp.com/ir. To access the report, click on First Quarter 2012 Consolidated Report to the Financial Community.

           The company invites investors, customers and other interested parties to listen to a live Internet webcast of its teleconference for financial analysts at 1:00 p.m. Eastern Daylight Time today.  FirstEnergy management will present an overview of the company’s financial results for the quarter, followed by a question-and-answer session.  The teleconference can be accessed on the company’s website by selecting the Q1 2012 Earnings Conference Call link.  The webcast will be archived on the website.

FirstEnergy is a diversified energy company dedicated to safety, reliability and operational excellence.  Its 10 electric distribution companies comprise the nation’s largest investor-owned electric system.  Its diverse generating fleet features non-emitting nuclear, scrubbed baseload coal, natural gas, and pumped-storage hydro and other renewables, and has a total generating capacity of nearly 23,000 megawatts.

(*)  This news release contains non-GAAP financial measures.  Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP).   These non-GAAP financial measures are intended to complement, and not considered as an alternative to, the most directly comparable GAAP financial measure.  Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities.

Forward-Looking Statement:  This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to: the speed and nature of increased competition in the electric utility industry, the impact of the regulatory process on the pending matters before FERC and in the various states in which we do business including, but not limited to, matters related to rates, the status of the PATH project in light of the PJM Interconnection, L.L.C., (PJM) direction to suspend work on the project pending review of its planning process, its re-evaluation of the need for the project and the uncertainty of the timing and amounts of any related capital expenditures, business and regulatory impacts from ATSI's realignment into PJM, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, financial derivative reforms that could increase our liquidity needs and collateral costs, the continued ability of FirstEnergy's regulated utilities to collect transition and other costs, operation and maintenance costs being higher than anticipated, other legislative and regulatory changes, and revised environmental requirements, including possible GHG emission, water intake and coal combustion residual regulations, the potential impacts of any laws, rules or regulations that ultimately replace CAIR, including CSAPR which was stayed by the courts on December 30, 2011, and the effects of the EPA's MATS rules, the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation including NSR litigation or potential regulatory initiatives or rulemakings (including that such expenditures could result in our decision to shut down or idle certain generating units), the uncertainty associated with the company's plan to retire its older unscrubbed regulated and competitive fossil units, including the impact on vendor commitments and PJM's review of the company's plans, adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to the revocation or non-renewal of necessary licenses, approvals or operating permits by the NRC including as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant), issues that could result from our continuing investigation and analysis of the indications of cracking in the plant shield building at Davis-Besse, adverse legal decisions and outcomes related to Met-Ed's and Penelec's ability to recover certain transmission costs through their transmission service charge riders, the continuing availability of generating units and changes in their ability to operate at or near full capacity, replacement power costs being higher than anticipated or inadequately hedged, the ability to comply with applicable state and federal reliability standards and energy efficiency mandates, changes in customers' demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency mandates, the ability to accomplish or realize anticipated benefits from strategic goals, FirstEnergy's ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins, the ability to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy's NDTs, pension trusts and other trust funds, and cause FirstEnergy and its subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated, the impact of changes to material accounting policies, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy's financing plan, the cost of such capital and overall condition of the capital and credit markets affecting FirstEnergy and its subsidiaries, changes in general economic conditions affecting FirstEnergy and its subsidiaries, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy's and its subsidiaries' access to financing or their costs and increase requirements to post additional collateral to support outstanding commodity positions, LOCs and other financial guarantees, the continuing uncertainty of the national and regional economy and its impact on major industrial and commercial customers of FirstEnergy and its subsidiaries, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy and its subsidiaries do business, issues arising from the completed merger of FirstEnergy and Allegheny Energy and the ongoing coordination of their combined operations including FirstEnergy's ability to maintain relationships with customers, employees and suppliers, as well as the ability to continue to successfully integrate the businesses and realize cost savings and other synergies, the risks and other factors discussed from time to time in FirstEnergy's and its applicable subsidiaries' SEC filings, and other similar factors. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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